UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On February 17, 2011, Hanesbrands Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to that certain Amended and Restated Credit Agreement, dated as of December 10, 2009 (the “Senior Secured Credit Facility”), among the Company, the various financial institutions and other persons from time to time party thereto (the “Lenders”), Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent (in its capacity as the administrative agent, the “Administrative Agent”) and J.P. Morgan Securities LLC (formerly known as J.P. Morgan Securities Inc.), Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners.
     The Senior Secured Credit Facility includes a $600 million revolving credit facility that matures on December 10, 2013. Pursuant to the First Amendment, all of the Lenders agreed to extend the maturity date of the revolving loans owed to them to December 10, 2015. Also, all agreed to reduce the commitment fee for the unused portion of revolving loan commitments made by Lenders from 75 basis points to 50 basis points.
     At the Company’s option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (a) “Base Rate” loans, which bear interest at the highest of (i) 1/2 of 1% in excess of the federal funds rate, (ii) the rate publicly announced by JPMorgan Chase Bank as its “prime rate” at its principal office in New York City, in effect from time to time and (iii) the LIBO Rate (as defined in the New Senior Secured Credit Facilities and adjusted for maximum reserves) for LIBOR-based loans with a one-month interest period plus 1.0%, in effect from time to time, in each case plus the applicable margin, or (b) LIBOR-based loans, which shall bear interest at the “LIBO Rate” (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves), as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 Page for the respective interest period or other commercially available source designated by the administrative agent for the respective interest period plus the applicable margin in effect from time to time. Pursuant to the First Amendment, the applicable margin pricing grid for the loans was reduced by 125 basis points at each applicable Leverage Ratio level. When the Leverage Ratio is greater than or equal to 4.00 to 1, the applicable margin for LIBO Rate loans is 3.50% and the applicable margin for Base Rate loans is 2.50%. When the Leverage Ratio is less than 4.00 to 1 but greater than or equal to 3.25 to 1, the applicable margin for LIBO Rate loans is 3.25% and the applicable margin for Base Rate loans is 2.25%. When the Leverage Ratio is less than 3.25 to 1 but greater than or equal to 2.50 to 1, the applicable margin for LIBO Rate loans is 3.00% and the applicable margin for Base Rate loans is 2.00%. When the Leverage Ratio is less than 2.50 to 1, the applicable margin for LIBO Rate loans is 2.75% and the applicable margin for Base Rate loans is 1.75%.
     The Senior Secured Credit Facility requires that the Company maintain a maximum Leverage Ratio. Pursuant to the First Amendment, the Leverage Ratio was amended to increase from 4.00 to 1 for each fiscal quarter ending between October 16, 2010 and April 15, 2011 to 4.50 to 1, from 3.75 to 1 for each fiscal quarter ending between April 16, 2011 and October 15, 2012 to 4.50 to 1, from 3.75 to 1 for each fiscal quarter ending between October 16, 2012 and October 15, 2013 to 4.25 to 1, from 3.75 to 1 for each fiscal quarter ending between October 16, 2013 and October 15, 2014 to 4.00 to 1. Thereafter the Leverage Ratio will be 3.75 to 1. The method of calculating all of the components used in the Leverage Ratio is included in the Senior Secured Credit Facility.
     The Senior Secured Credit Facility also requires that the Company maintain a ratio of EBITDA for the proceeding four fiscal quarters to consolidated total interest expense that is not less than a specified ratio for each fiscal quarter (the “Interest Coverage Ratio”). Pursuant to the First Amendment, the Interest Coverage Ratio was amended to decrease from 3.25 to 1 for each fiscal quarter ending between July 16, 2011 and October 15, 2012 to 3:00 to 1. Thereafter the Interest Coverage Ratio will be 3.25 to 1. The method of calculating all of the components used in the Interest Coverage Ratio is included in the Senior Secured Credit Facility.

     Pursuant to the First Amendment, the Company is also required to maintain a maximum ratio of senior secured indebtedness to EBITDA (the “Senior Secured Leverage Ratio”). For each fiscal quarter ending between October 16, 2010 and October 15, 2012, the Senior Secured Leverage Ratio cannot exceed 2.50 to 1, for each fiscal quarter ending between October 16, 2012 and October 15, 2014, 2.25 to 1 and for each fiscal quarter ending on and after October 16, 2014, 2.00 to 1. The method of calculating all of the components used in the Senior Secured Leverage Ratio is included in the Senior Secured Credit Facility.
     Pursuant to the First Amendment, the Senior Secured Credit Facility is amended to permit the Company to incur (i) additional senior indebtedness under the Senior Secured Credit Facility so long as before and after the incurrence of such indebtedness the Company is in compliance with its applicable Leverage Ratio, Interest Coverage Ratio and Senior Secured Leverage Ratio and (ii) to incur additional unsecured indebtedness so long as the Company is in compliance with its applicable Leverage Ratio, Interest Coverage Ratio and Senior Secured Leverage Ratio after giving pro forma effect to the incurrence of such indebtedness, in each case, subject to additional conditions which can be found in the First Amendment.
     The First Amendment also provides for certain other amendments to the Senior Secured Credit Facility including but not limited to, and in each case subject to other conditions and qualifications specifically set forth in the First Amendment, (i) increasing the amount permitted to be invested in foreign subsidiaries of the Company from $300 million plus retained excess cash flow to $400 million or 10% of tangible assets plus retained excess cash flow, (ii) increasing the general investment basket from $125 million plus retained excess cash flow to $150 million or 3.5% of tangible assets plus retained excess cash flow, (iii) increasing the restricted payment basket (including the payment or prepayment of the Company’s bonds) from $75 million plus retained excess cash flow to $150 million plus retained excess cash flow, (iv) adding the ability to make unlimited restricted payments (including the payment or prepayment of the Company’s bonds) so long as the Leverage Ratio for the measurement period would not exceed 3.00 to 1 and (iv) increased the capital expenditure basket from $130 million plus retained excess cash flow to $150 million plus retained excess cash flow (with the same ability to carry forward and pull forward as the existing Senior Secured Credit Facility). The full text of the First Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K.)
     In connection with the First Amendment, the Company paid certain fees to the Administrative Agent and the Lenders, including a fee to each Lender consenting to the First Amendment equal to 0.375% of the sum of each such Lender’s revolving loan commitment under the Senior Secured Credit Facility.
     From time to time, the financial institutions party to the Senior Secured Credit Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to our accounts receivable securitization facility.
Item 7.01. Regulation FD Disclosure
     On February 17, 2011, the Company issued a press release discussing the First Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 10.1	First Amendment dated February 17, 2011 to the Amended and Restated Credit Agreement dated as of December 10, 2009 among the Company, the various financial institutions and other persons from time to time party thereto, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent and J.P. Morgan Securities LLC, Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners.

	Exhibit 99.1	Press release dated February 17, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2011	HANESBRANDS INC.

	By:	/s/ E. Lee Wyatt Jr.

E. Lee Wyatt Jr. Chief Financial Officer and Executive Vice President

Exhibits

10.1	First Amendment dated February 17, 2011 to the Amended and Restated Credit Agreement dated as of December 10, 2009 among the Company, the various financial institutions and other persons from time to time party thereto, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent and J.P. Morgan Securities LLC, Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, the investment banking division of Barclays Bank PLC, as the joint lead arrangers and joint bookrunners.

99.1	Press release dated February 17, 2011